Exhibit 10.22
                                 NOTE AGREEMENT

                            GP Strategies Corporation
                               9 West 57th Street
                            New York, New York 10019
                 6% Convertible Exchangeable Subordinated Notes
                                Due June 30, 2003

                                                        June 30, 2000


To each of the Purchasers of the above Notes listed in the Schedule of Purchasers attached hereto as Schedule 1:

Gentlemen:

     GP Strategies Corporation,  a Delaware corporation (the "Company"),  hereby
agrees  with  you  (each  herein   called  a  "Purchaser"   and  together,   the
"Purchasers") as follows:

     1. AUTHORIZATION OF NOTES: The Company will authorize the issue and sale of
(i) up to $2,640,000 in aggregate principal amount of its 6% Convertible Exchangeable Notes due June 30, 2003 (the "Notes"). Each Note issued hereunder will be dated the date purchased by you hereunder, will mature on June 30, 2003, will bear interest on its unpaid principal balance from the date of issuance at the rate of 6% per annum, payable quarterly on September 30, December 31, March 31, and June 30 each year, and upon any conversion or exchange of a Note (or, if less than all of the principal amount of a Note is converted or exchanged, the portion of accrued and unpaid interest corresponding to the portion of principal of such Note converted or exchanged) (an "Interest Payment Date"), commencing on September 30, 2000 and continuing to June 30, 2003, and thereafter shall bear interest on its unpaid principal balance at the rate of 12% per annum, payable quarterly on each Interest Payment Date; provided, however, the Company, at its option may defer the interest payment that is otherwise due and payable on September 30, 2000, December 31, 2000, March 31, 2001 and June 30, 2001, to September 30, 2001, at which date it shall be due and payable together with interest on the deferred amount at the rate of 6% per annum compounded quarterly; provided, however, that if a Senior Obligations Default exists or the payment of any deferred interest due on September 30, 2001, would cause a Senior Obligations Default, the Company, in accordance with the provisions of Section 9.1(b), may further defer payment of such interest until the next Interest Payment Date on which payment of such interest would not cause a Senior Obligations Default at which date it shall be due and payable together with interest on the deferred amount at the rate of 6% per annum compounded quarterly. The Notes will have the other terms and provisions provided herein and in the form of Note attached hereto as Exhibit A, with such changes therefrom, if any, as may be approved by you and the Company. The term "Note" or "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Certain capitalized terms used in this Agreement are defined in Section 15.

     2. PURCHASE AND SALE OF NOTES. The Company will issue and sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company, at the Closing provided for in Section 3, the principal amount of Notes specified opposite your name in the Schedule of Purchasers at the purchase price of 100% of the principal amount or value thereof.

     3. CLOSING. The sale of the Notes to be purchased by you will take place at the offices of Sanders Morris Harris Inc., 126 East 56th Street, 24th Floor, New York, New York 10022 at 10:00 a.m., New York Time, at a closing (the "Closing Date") to occur not later than July 14, 2000, or such other Business Day thereafter as may be agreed upon by the Purchasers and the Company. The date of the Closing is referred to herein as the "Closing Date."

     At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of one Note (or such greater number of Notes as you may request in denominations of not less than $1,000.00 per note and integral multiples thereof and a minimum principal amount of $10,000 unless otherwise agreed to by the Company), each Closing Date and registered in your name (or in the name of your nominee as indicated on the Schedule of Purchasers or otherwise made known in writing by you to the Company prior to the Closing Date), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor.

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you that:

     4.1. Organization, Qualification, Standing, Capital Stock, etc. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power to own its properties and to carry on its businesses as the same are now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of its businesses makes such qualification necessary, except where the failure to so qualify would not result in a Material Adverse Change. The authorized capital stock of the Company consists of 25,000,000 shares of common stock, $0.01 par value per share, of which 11,341,294 shares are issued and outstanding; 2,800,000 shares of class B capital stock, $0.01 par value, of which 800,000 shares are issued and outstanding; and 10,000,000 shares of Preferred Stock, $0.01 par value per share, of which no shares are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. The Company has reserved (i) 1,150,000 shares of common stock for issuance upon conversion of the class B capital stock, (ii) 3,062,330 shares of common stock for issuance pursuant to outstanding stock options, (iii) 350,000 shares of class B capital stock for issuance pursuant to outstanding stock options, (iv) 83,333 shares of common stock for issuance upon exercise of warrants, and (v) 10,000 shares of Series A Junior Participating Preferred Stock reserved for issuance pursuant to a Rights Agreement between the Company and Harris Trust Company of New York, as Rights Agent, dated as of June 23, 1997, as amended. Except as stated on Schedule 4.1 and in this Section 4.1, the Company has not reserved any additional shares for issuance (except as expressly required by this Agreement) and has not issued any shares of its Common Stock. Except for those described in the second preceding sentence, there are not outstanding, nor is the Company subject to any agreement, arrangement, or understanding under which there may become outstanding, any option, warrant, or other right to purchase or subscribe to, or any security convertible into or exchangeable for, any shares of capital stock of any class of the Company. The Company's material Subsidiaries (the "Material Subsidiaries") are identified on
Schedule 4.1 and such Schedule correctly states the jurisdiction of organization and the extent of the Company's ownership of outstanding voting securities of each such Material Subsidiary. All such voting securities are owned by the Company free and clear of any liens, claims or encumbrances of any nature except for a lien in favor of the Banks. No Material Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement restricting the ability of such Material Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any Material Subsidiary that owns outstanding shares or capital stock or similar equity interests of such Material Subsidiary.

     4.2. Due Authorization and Compliance with Other Instruments. This Agreement and the Notes have been duly and validly authorized by all requisite corporate proceedings and this Agreement constitutes, and the Notes when executed and delivered will be, valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of equitable remedies is subject to the discretion of courts before which any proceeding therefor may be brought. The shares of Common Stock to be issued to you upon conversion of the Notes have been authorized for issuance, are not subject to any preemptive or similar rights on the part of any holder or holders of shares of capital stock of the Company and, when issued, will be validly issued, fully paid and nonassessable. Neither the authorization, execution and delivery of this Agreement or the Notes, the consummation of the transactions herein and therein contemplated, nor the fulfillment of or compliance with the terms hereof and thereof, (a) will conflict with or result in a breach of any (i) of the terms of the charter or by-laws, (ii) material statute, law, rule or regulation, (iii) judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, (iv), except as disclosed on Schedule 4.2, indenture, mortgage, deed of trust, loan, purchase, or credit agreement, lease, or other instrument, which is applicable to the Company or its Material Subsidiaries or by which the Company or any Material Subsidiary is bound, or (b) result in the imposition of any lien upon any of the properties or assets of the Company or its Material Subsidiaries, except in the cases of clauses (a)(ii), (iii), (iv) for any such conflicts or breaches that are not individually or in the aggregate reasonably expected to result in a Material Adverse Change.

     4.3. Financial Statements, Subsequent Changes, etc. The Form 10-K, one or more copies of which have been furnished to you, contains consolidated balance sheets of the Company and its consolidated Subsidiary, and the consolidated statements of income, stockholders' equity, and cash flows of the Company and its consolidated Subsidiaries for each of the years ended December 31, 1997, 1998, and 1999, including notes thereto, and the opinion of KPMG LLP, independent certified public accountants with respect to such financial statements. The Form 10-Q, one or more copies of which have been furnished to you, contains the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries at, and the unaudited consolidated statements of income, stockholders' equity, and cash flows of the Company and its consolidated Subsidiaries for the three month period ended March 31, 2000. All of the foregoing financial statements are complete and correct in all material respects and fairly present in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries at the respective dates of said balance sheets and the consolidated results of operations of the Company and its consolidated Subsidiaries for the respective periods covered thereby, except that unaudited interim financial statements were and are subject to normal and recurring year-end adjustments. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein or as permitted by Form 10-Q under the Exchange Act). Except as disclosed on Schedule 4.3, there has been no material change in the consolidated condition, financial or otherwise, or operations of the Company and its consolidated Subsidiaries since March 31, 2000, nor has the Company or any Material Subsidiaries, except for the execution, delivery, and performance of this Agreement, incurred any Indebtedness for borrowed money, incurred any material liability, contingent or otherwise, except in the ordinary course of business (including acquisitions of business and assets), or entered into any material commitment or other transaction not in the ordinary course of business since such date.

     4.4. Other Information as to the Company. Each of the documents filed by the Company with the SEC since January 1, 1997 (the "SEC Filings"), complied when filed in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be contained therein or necessary in order to make the statements therein not misleading, except for matters otherwise corrected by subsequent filing with the SEC of an amendment.. The shares of Common Stock of the Company are registered under Section 12(b) of the Exchange Act and are listed on the New York Stock Exchange.

     4.5. Litigation. Except as disclosed in the SEC Filings or Schedule 4.5, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or any arbitrator now pending or, to the best of the Company's knowledge, threatened, against, or affecting the Company, its Material Subsidiaries or any of their respective properties or rights, which, if adversely determined, would be reasonable likely, either in any case or in the aggregate, to result in a Material Adverse Change, or result in any liability in excess of $1,000,000 not adequately covered by insurance, or for which adequate reserves are not maintained on the Company's consolidated balance sheet.

     4.6. Franchises, Licenses, Trademarks, etc. Except as disclosed in the SEC Filings or Schedule 4.6, each of the Company and the HMS division have all franchises, permits, licenses and other authority as are necessary to enable it to conduct its business as now conducted and as proposed to be conducted, and to the best of the Company's knowledge, neither the Company nor the HMS division is in default under any such franchises, permits, licenses or other authority, except where any such default would not reasonably be expected to result in a Material Adverse Change.

     4.7. Burdensome and Conflicting Agreements and Violations of Charter Provisions. To the best of the Company's knowledge, neither the Company nor any Material Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction that materially and adversely affects its business, properties, operations, prospects or condition, financial or otherwise. Except as disclosed on Schedule 4.7, the Company is not in violation of its charter or by-laws or of any agreement or instrument by which it is bound, or of any statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority applicable to it, in a manner that could reasonably be expected to result in the imposition of substantial penalties or result in a Material Adverse Change.

     4.8. Consents and Approvals. The Company has obtained or made provisions to obtain all material (a) governmental consents, approvals and authorizations, and registrations and filings with governmental authorities, and (b) consents, approvals, waivers and notifications of stockholders, creditors, lessors and other non-governmental persons, in each case, in connection with the execution and delivery of this Agreement and the Notes, and the consummation of the transactions herein and therein contemplated.

     4.9. Tax Returns and Payments. The Company and its Material Subsidiaries have filed all required information and tax returns and reports and have paid, or adequately provided for the payment of, all taxes, assessments and other governmental charges that are material in amount imposed upon them or upon any of their respective assets, income or franchises, other than any such charges which are currently payable without penalty or interest. The charges, accruals and reserves on the books of the Company and the Material Subsidiaries with respect to taxes for all fiscal periods are adequate, in the opinion of the Company, and neither the Company nor any Material Subsidiary knows of any actual or proposed tax assessment that is material in amount for any fiscal period or of any basis therefor against which adequate reserves have not been set up. The Company has not been advised that any federal income tax or information return of the Company or any Material Subsidiary has been, or will be, examined or audited by the Internal Revenue Service.

     4.10. Patents and Trademarks. The HMS division has sufficient title and ownership of or exclusive licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes ("Intellectual Property") necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. Except as set forth on Schedule 4.10, there are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property, nor is the Company or the HMS division bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements. The Company has not received any communications alleging that the Company or the HMS division has violated or, by conducting its business as proposed, would violate any of the Intellectual Property of any other person or entity. The Company will cause each of the HMS division and HMS to use its reasonable efforts to obtain any additional Intellectual Property that it may require to operate its business as hereafter proposed to be conducted, prior to conducting such business, except where the failure to obtain the same would not have a Material Adverse Change.

     4.11. Title to Property and Assets. The Company and each Material Subsidiary owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except for liens in favor of the Banks and such other encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's or a Subsidiary's ownership or use of such property or assets. Except as disclosed on Schedule 4.11, with respect to the property and assets they lease, the Company and each Material Subsidiary, to the best of their knowledge, are in compliance with such lease and hold a valid leasehold interest free of any liens, claims or encumbrances.

     Since March 31, 2000, except for the potential disposition of the IT group and as disclosed on Schedule 4.12, there has not been:

     (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Form 10-Q, except changes in the ordinary course of business that have not resulted in a Material Adverse Change;

     (b) any damage, destruction or loss, whether or not covered by insurance, that resulted in a Material Adverse Change;

     (c) any waiver by the Company of a valuable right or of a material debt owed to it;

     (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that did not result in a Material Adverse Change;

     (e)  any  sale,   assignment  or  transfer  of  any  patents,   trademarks,
copyrights, trade secrets or other intangible assets other than the transfer of the assets of the HMS division to HMS;

     (f) any resignation or termination of employment of any key officer of the HMS division; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

     (g) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the HMS division;

     (h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

     (i) any issuance of capital stock by the Company, any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or

     (j) any agreement or commitment by the Company to do any of the foregoing things.

     4.13. Significant Customers and Suppliers. Except as disclosed on Schedule 4.13, no customer or supplier that was significant to the HMS division during the period covered by the financial statements referred to in Form 10-Q or that has been significant to the HMS division thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the HMS division.

     4.14. Environmental and Safety Laws. Except as disclosed on Schedule 4.14, to the best of the Company's knowledge, neither the Company nor any Material Subsidiary is in violation of any Applicable Law relating to the environment or occupational health and safety that could reasonably be expected to result either individually or in the aggregate in a Material Adverse Change, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     4.15. Compliance with ERISA Each Employee Benefit Plan is in compliance with ERISA and the Code, where applicable, in all material respects, except where non-compliance could not reasonably be expected to result in a Material Adverse Change. As of the Closing Date, (i) the amount of all Unfunded Pension Liabilities under the Pension Plans, excluding any plan that is a Multi-employer Plan, does not exceed $250,000, and (ii) the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans does not exceed $250,000. The Company and each of its material Subsidiaries and ERISA Affiliates has complied with the requirements of Section 515 of ERISA with respect to each Pension Plan that is a Multi-employer Plan, except where non-compliance could not reasonably be expected to result in a Material Adverse Change. As of the Closing Date, neither the Company, any Material Subsidiary, nor any ERISA Affiliates have any liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of purchaser default) and the aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, of the Company, its Material Subsidiaries, and ERISA Affiliates with respect to all Pension Plans that are Multi-employer Plans is approximately $250,000. The Company, its Material Subsidiaries, and ERISA Affiliates have, as of the Closing Date, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement with respect thereto, except where non-compliance could not reasonably be expected to result in a Material Adverse Change. No material liability to the PGBC has been, or is expected by the Company, and of its Material Subsidiaries, or any ERISA Affiliate to be, incurred by the Company, and such Material Subsidiaries, or any ERISA Affiliate, except where non-compliance could not be reasonably be expected to result in a Material Adverse Change. Liability, as referred to in this Section includes any joint and several liability. Each Employee Benefit Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code, except where non-compliance could not be reasonably expected to result in a Material Adverse Change.

     4.16. Offering of the Securities. Neither the Company nor anyone authorized to act on its behalf has or will directly or indirectly sell or offer the Securities or any part thereof or any similar securities to, or solicit any offer to buy any thereof from, any Person so as to bring the issue and sale of any thereof within the provisions of Section 5 of the Securities Act.

     4.17. Other Adverse Facts, etc. Except as disclosed on Schedule 4.17, to the best of the Company's knowledge, there are no existing facts or circumstances which materially and adversely affect, or (insofar as the Company can now reasonably foresee) in the future may materially and adversely affect, the business, prospects, results of operations or condition, financial or otherwise, of the Company and the Subsidiaries, on a consolidated basis, which are not disclosed in the Form 10-K, the Form 10-Q, other documents filed with the SEC pursuant to the Exchange Act, or in this Agreement or any exhibit hereto, or which are required to be disclosed by the Company in an Exchange Act filing.

     4.18. Status Under Certain Statutes. Neither the Company nor any Material Subsidiary is either (i) a "public utility company" or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company", or an "affiliate" of such a "subsidiary company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

     5. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each Purchaser hereby represents and warrants that:

     5.1. Organization, Standing, etc. Such Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has the power to own its properties and to carry on its businesses as the same are now being conducted.

     5.2. Authorization. This Agreement has been duly and validly authorized by all requisite partnership proceedings and this Agreement constitutes the valid and legally binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of equitable remedies is subject to the discretion of courts before which any proceeding therefore may be brought. Neither the authorization, execution and delivery of this Agreement or the consummation of the transactions herein contemplated, nor the fulfillment of or compliance with the terms hereof, will conflict with or result in a breach of any of the terms of the certificate of limited partnership, limited partnership agreement or by-laws, or of any material statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of any indenture, mortgage, deed of trust, loan, purchase, or credit agreement, lease, or other instrument, which is applicable to such Purchaser or by which such Purchaser is bound.

     5.3. Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company, which by such Purchaser's execution of this Agreement such Purchaser hereby confirms, that the Notes to be received by such Purchaser, the Common Stock issuable upon conversion thereof, and the capital stock of HMS issuable upon exchange thereof (collectively, the "Securities") will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

     5.4. Disclosure of Information. Such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Notes. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Purchasers to rely thereon.

     5.5. Investment Experience. Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Notes.

     5.6. Accredited Investor. Such Purchaser is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

     5.7. Restricted Securities. Such Purchaser understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     6. CONDITIONS PRECEDENT.

     6.1. Closing. Your obligation to purchase from the Company the principal amount of Notes specified opposite your name in the Schedule of Purchasers at the Closing shall be subject to the following conditions precedent:

     (a) Opinion of Company Counsel. You shall have received from counsel for the Company an opinion, dated the Closing Date, reasonably satisfactory in form and substance to you to the effect that:

         (i) the Company is a corporation validly existing and in good standing under the laws of its state of incorporation, has the corporate power to own its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in the State of New York;

         (ii) HMS is a corporation validly existing and in good standing under the laws of its state of incorporation, has the corporate power to own its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in the State of New Jersey;

         (iii) the Company has full corporate power and authority to execute and deliver this Agreement, to make and deliver the Notes and to perform and observe the terms and provisions of this Agreement and of the Notes;

         (iv) this Agreement has been duly authorized, executed, and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect and except to the extent that availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought and that rights to indemnification may be limited by applicable law;

         (v) the Notes sold to you on the Closing Date have been duly authorized, executed, and delivered by the Company, constitute the valid and legally binding obligations of the Company and are entitled to the benefits of this Agreement, subject to applicable bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect and except to the extent that availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought;

         (vi) neither the execution and delivery of this Agreement and the Notes nor performance and observance of the terms and provisions hereof and thereof violate or conflict with the Certificate of Incorporation or By-Laws of the Company, conflict with or result in any material breach or contravention of any provision of any currently applicable statute or regulation, or of any order, writ, injunction, decree, or award, known to such counsel, of any court, arbitrator, or governmental authority so as to result in a Material Adverse Change, or conflict with or result in any material breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any instrument evidencing any Senior Obligations;

         (vii) assuming the representations and warranties of the Purchasers contained herein are true and correct, it is not necessary in connection with the issuance and delivery of the Notes to you on the Closing Date under the circumstances contemplated by, and in accordance with the terms of, this Agreement to register the Notes under the Securities Act or to register or qualify the Securities under any applicable state securities of the State of New York or to qualify an indenture in respect of the Notes under the Trust Indenture Act; and

         (viii) all approvals and authorizations by any state or federal agency or body required for the issuance and sale of the Securities to you and for the execution and delivery of this Agreement have been obtained or that no such approvals of authorizations are required.

     (b) Representations and Defaults. The representations and warranties made by the Company herein shall be true and correct in all material respects on and as of the Closing Date with the same effects as if they had been made on and as of the Closing Date (except as to any changes resulting from transactions expressly reflected herein or contemplated hereby) and no Event of Default (as defined in Section 11), nor any condition or event which, after notice or lapse of time, or both, would constitute such an Event of Default, shall exist; and the Company shall deliver to you on the Closing Date a certificate of the President and the Treasurer of the Company to the foregoing effect.

     (c) Documents. All proceedings to be taken in connection with the transactions contemplated by this Agreement to be consummated at or prior to the Closing Date, and all documents incident thereto, shall be reasonably satisfactory in form and substance to you and you shall have received original counterparts or certified or other copies of all documents which you may have reasonably requested in connection with said transactions and of all corporate proceedings in connection therewith, in form and substance reasonably satisfactory to you and your counsel.

     (d) No Material Adverse Change. As of the Closing Date, no Material Adverse Change has occurred in the business or financial condition of the Company.

     (e) Formation of HMS. The Company shall undertake to transfer all of the tangible and intangible assets and business activities and operations of the Hydro Med Sciences division of the Company to a newly formed wholly-owned Delaware corporation subject to the Company and HMS obtaining, where required, the consent of all third parties to the assignment and transfer of all leases, licenses, contracts, and commitments that require such consents, including the consent of Shire Pharmaceuticals Group plc and the FDA.

     (f) Bank Consent. The Company shall have received the consent, of its lenders under the Senior Credit Agreement (as defined in Section 9.7) to the issuance and sale of up to $2,640,000 in aggregate principal amount of the Notes, and the execution and performance of this Agreement and the transactions contemplated hereby including the right of the Holders of the Notes to exchange the Notes for a portion of the outstanding capital stock of HMS free and clear of any Liens of the Banks and the Company's grant of a security interest in a portion of the capital stock of HMS to secure the Notes.

     7. COVENANTS OF THE COMPANY. The Company covenants and agrees that, so long as any of the Notes are outstanding, it will comply with the following provisions, subject to the provisions of Section 16:

     Affirmative Covenants

     7.1. Use of Proceeds. The Company will apply all proceeds (net of costs directly related to the preparation and negotiation of this Agreement and the offering and sale of the Notes) derived from the sale of the Notes to payment of debt and for general corporate purposes.

     7.2. Taxes. The Company will, and will cause each Material Subsidiary to, promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies (other than taxes, assessments, and other governmental charges imposed by foreign jurisdictions or otherwise which in the aggregate are not material to the business or assets of the Company on an individual or consolidated basis) imposed on it or upon its income or profits, or upon any of its properties, real or personal, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon its properties or any part thereof; provided, however, that neither the Company nor any Material Subsidiary shall be required to pay or cause to be paid any such tax, assessment, charge, levy or claim prior to institution of foreclosure proceedings if the validity thereof shall be contested in good faith by appropriate proceedings and if the Company shall have established reserves deemed by the Company adequate with respect to such tax, assessment, charge, levy, or claim or as may be required by generally accepted accounting principles consistently applied.

     7.3. Insurance. The Company will, and will cause its Material Subsidiaries to, maintain liability and property damage insurance on its insurable property against fire and other hazards with financially sound and responsible insurance carriers in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company.

     7.4. Maintenance of Existence and Properties. The Company will keep its corporate existence in full force and effect. The Company will (except for the potential disposition of the IT group), and will cause HMS to, keep its properties in good repair, working order, and condition (ordinary wear and tear excepted), and from time to time will make all needful and proper repairs, renewals, replacements, extensions, additions, betterments, and improvements thereto, so that the business carried on may be properly conducted at all times in accordance with prudent business management. The Company will, and will cause each Material Subsidiary to, comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including without limitation all environmental permits ("Applicable Laws"), except where noncompliance with such Applicable Laws would not cause a Material Adverse Change.

     7.5. Financial Statements and Compliance Certificates. The Company will, and will cause each Material Subsidiary to, keep books of record and account in which full, true and correct entries in all material respects in accordance with generally accepted accounting principles will be made of all dealings or transactions in relation to its business and activities. The Company shall furnish to each Holder of any of the Notes:

         (a) as soon as available and in any event within 50 days after the close of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2000, an unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and consolidated statements of income, stockholders' equity, and cash flows of the Company and its consolidated Subsidiaries for such quarter and for the expired portion of the then current fiscal year, setting forth comparable figures for the same quarter and expired portion of the previous fiscal year, and prepared and certified by the chief financial officer of the Company, subject to year-end audit adjustment;

         (b) as soon as available and in any event within 105 days after the close of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and statements of income, stockholders' equity, and cash flows of the Company for such fiscal year, setting forth comparable figures for the previous fiscal year, all reported upon, and certified, by KPMG LLP or other independent certified public accountants of nationally recognized standing;

         (c) with each financial statement required to be delivered pursuant to the provisions of paragraph (a) or (b) above, a certificate of the President and the chief financial officer of the Company stating that to their knowledge there does not exist any Event of Default or any condition or event which after notice or lapse of time, or both, would constitute an Event of Default, or specifying the nature and period of existence of each such Event of Default, condition or event and the action the Company is taking or proposes to take with respect thereto;

         (d) copies of all financial statements and reports sent by the Company to its shareholders and of all regular and periodic reports, if any, filed by it with the SEC pursuant to any statute administered by the SEC; and

         (e) such other information relating to the business and financial condition of the Company as may from time to time be reasonably requested by you.

Except as and to the extent required by law or by any regulatory authority having jurisdiction over you, and except for disclosures to prospective transferees of any of your Notes, you will not willfully disclose to others information obtained from the Company, which the Company advises you is confidential in nature.

     7.6. Notice of Default. The Company will within ten Business Days notify you upon becoming aware of the occurrence of any Event of Default hereunder or Senior Obligations Default.

     7.7. Directors of HMS. The Company shall amend the bylaws of HMS to provide that the Board of Directors of HMS shall have three directors. The Company covenants and agrees that it shall elect as directors of HMS: one individual designated by the Company, one individual designated by a majority in principal amount of the Holders of the Notes, and the current chief executive officer of HMS. The Company agrees that it shall not amend the Certificate of Incorporation or bylaws of HMS without the prior written consent of the Holders of the Notes.

         Negative Covenants

     7.8. Limitation on Consolidation, Merger and Sale. The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

         (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to each Holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; and

         (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

     No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 7.8 from its liability under this Agreement or the Notes.

     7.9. HMS. So long as the Holders of the Notes have the right to exchange all or a portion of the Notes for capital stock of HMS, (i) the Company will cause HMS to keep its corporate existence in full force and effect, and (ii) the Company shall not permit HMS to issue any shares of capital stock, to sell all or substantially all of its assets, or to merge or consolidate with any other Person without the prior written consent of the Holders of the Notes.

     8. PAYMENT, REGISTRATION AND TRANSFER OF NOTES.

     8.1. Place of Payment. The Company will promptly and punctually pay the interest on the Notes held by you without any presentment thereof; and the Company will pay all amounts payable to you in respect of principal of and interest on the Notes to you or your nominees at the address specified in
Schedule 1, or at such other place as you may from time to time designate in writing.

     8.2. Registration and Transfer. The Company agrees to maintain an office (or to appoint an agent having an office) in New York, New York, or such other city as the Company may designate by notice in writing to you, at which Notes may be surrendered for transfer and reissuance, for conversion, exchange, replacement, or cancellation. The Company shall keep or cause to be kept, at the office or agency so maintained, a register or registers in which the Company or its agent shall register the names and addresses of the Holders and shall transfer registered Notes in accordance with this Agreement. Upon surrender for transfer of any registered Note duly assigned by the registered holder (or its duly authorized attorney) to the transferee(s) thereof and subject to satisfaction of the requirements set forth in Section 12.11 if such Note is then a Restricted Note, the Company shall execute and deliver a new registered Note (or Notes in appropriately subdivided denominations of principal), dated the most recent date to which interest shall have been paid on the surrendered Note, in an equal principal amount with notation of payments of principal made thereon, or in a principal amount equal to the original principal amount as reduced by payments of principal theretofore made on the Note surrendered, in the name of, and payable to the order of, the transferee(s) thereof. No service charge shall be assessed for any transfer, registration, reissuance, exchange, or notation of payment hereunder.

     8.3. Interest. Interest on the Notes shall be computed on the basis of a 365-day year at a rate of 6% per annum from the date of issuance, payable in quarterly installments on each Interest Payment Date of each year (or such prorated amount as may be applicable with respect to the first payment) until the principal on the Notes becomes due and payable. To the extent permitted by law, interest on any overdue payment of principal or interest shall be payable quarterly at a rate equal to 12% per annum. Interest on the Notes shall be payable on each Interest Payment Date in cash.

     9. SUBORDINATION OF NOTES. The Company covenants and agrees, and each Holder of a Note, by acceptance thereof, likewise covenants and agrees (i) that, to the extent and in the manner set forth in this Section 9, the Company's Senior Obligations (as defined in Section 9.1), if any, will be senior in right of payment to the Notes, and (ii) that the subordination provisions set forth in this Section 9 are, and are intended to be, an inducement and a consideration to each holder of any Senior Obligations, whether such Senior Obligation was created or acquired before or after the date of this Agreement, to acquire and continue to hold, or to continue to hold, such Senior Obligation, and each holder of Senior Obligations shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or continuing to hold, such Senior Obligations.

     9.1. Subordination to Senior Obligations. As used herein, "senior in right of payment to the Notes" means that:

         (a) no part of the Debt shall, except as provided in Section 14.1 of this Agreement, have any claim to the assets of the Company on a parity with or prior to the claim of the Senior Obligations; and

         (b) unless and until the Senior Obligations have been paid in full, without the express prior written consent of all holders of such Senior Obligations, no Holder will, except as provided in Section 14.1 of this Agreement, take, demand (including by means of any legal action) or receive from the Company, and the Company will not make, give or permit, directly or indirectly, by set-off, prepayment, purchase or in any other manner, any cash payment of or security for the whole or any part of the Debt; provided, however, that (x) so long as no default exists under or pursuant to the Senior Credit Agreement, the Company may make, and the Holders may receive, scheduled interest payments on account of the Debt in accordance with the terms hereof and (y) upon the acceleration of the maturity of any Senior Obligations, the Holders may accelerate the scheduled maturities of the Notes if and to the extent permitted hereby at such time but such acceleration shall not, except as provided in Section 14.1 of this Agreement, give (i) any Holder any right to take, demand (including by means of any legal action) or receive from the Company, or (ii) the Company the right to make, give or permit, directly or indirectly, by set-off, prepayment, purchase or in any other manner, any cash payment of or security for the whole or any part of the Notes unless and until the Senior Obligations have been paid in full.

     9.2. Payments Due Holders of Senior Obligations. Any payment or distribution by the Company to which any Holder would be entitled except for the provisions hereof (whether in cash or securities, but excluding additional
Notes) shall be paid or delivered by the Holder, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, to the holders of the Senior Obligations or their representative, ratably in accordance with the amounts thereof, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to any Holder.

     9.3. Meaning of Payment in Full. The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations means the payment in full in cash of all of the Senior Obligations; and the expression "any cash payment of or security for the whole or any part of the Debt" and any other similar terms or phrases when used herein shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law, or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Obligations to substantially the same extent as the Notes are so subordinated as provided in this Section 9. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section
7.8 shall not be deemed a "proceeding" for the purposes of this Section 9 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 7.8.

     9.4. Meaning of Senior Obligations. As used herein, "Senior Obligations" means collectively all obligations of the Company (i) under or in connection with the Senior Credit Agreement (as defined below) and the other "Loan Documents" referred to in the Senior Credit Agreement; (ii) to any Bank (as defined below) or any affiliate of a Bank under or in connection with (x) any interest rate, currency or commodity swap agreement, cap agreement or collar agreement or any other agreement or arrangement designed to protect the Company against fluctuations in interest rates, currency exchange rates or commodity prices, or (y) any purchase card or credit card issued by such Bank or such affiliate, (iii) to any Bank or any affiliate of any Bank under or in connection with any other credit arrangement (including without limitation any lease by such Bank or such affiliate, any guaranty issued by the Company in favor of such Bank or such affiliate and any deposit account services (including in respect of any overdraft) if such obligation is secured by the assets of the Company; and
(iv) under or in connection with any other secured Indebtedness of the Company having an initial principal amount in excess of $5,000,000 which by its express terms states that it is a "Senior Obligation;" in each case (a) whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, and (b) whether on account of principal, premium, interest (including, without limitation, interest accruing after the maturity date of any Senior Obligation and interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, indemnities, costs, expenses or otherwise. For purposes of the foregoing, "Senior Credit Agreement" means the Credit Agreement dated as of June 15, 1998, among the Company, General Physics Canada Ltd., various financial institutions, and Fleet Bank, National Association, As Agent, Issuing Bank and Arranger, as further amended, restated or otherwise modified from time to time, together with any replacement or refinancing thereof; and "Bank" means any bank, insurance company, mutual fund or other financial institution which from time to time is a party to the Senior Credit Agreement.

     9.5. Meaning of Debt. As used herein, "Debt" means collectively the unpaid principal of, premium, if any, and interest on (including, without limitation, interest accruing after the maturity date of any Note and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations in respect of the Notes, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, in each case whether on account of principal, premium, interest, reimbursement obligations, rights to rescission, fees, indemnities, costs, expenses or otherwise.

     9.6. Meaning of Designated Holder of Senior Obligations. As used herein, "Designated Holder of Senior Obligations" means (i) the Administrative Agent under the Senior Credit Agreement and (ii) the Required Lenders (as defined in the Senior Credit Agreement).

     9.7. Bankruptcy Proceedings. Any Designated Holder of Senior Obligations is hereby authorized to (i) file an appropriate claim for and on behalf of any Holder if such Holder does not file, and there is not otherwise filed on behalf of such Holder, a proper claim or proof of claim in the form required in any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Company at least 30 days before the expiration of the time to file such claim or proof of claim and (ii) file an appropriate ballot for and on behalf of any Holder if such Holder does not file, and there is not otherwise filed on behalf of such Holder, a proper ballot in any such proceeding in the form required at least 10 days before the expiration of the time to file such ballot.

     9.8. Actions Following Default. If any Event of Default shall occur and be continuing, the Holders shall not, without the prior written consent of the agent under the Senior Credit Agreement (the "Agent"), (i) accelerate the maturity of any Debt, or institute proceedings to enforce or collect any Debt, or otherwise exercise any right or remedy in respect of any Debt, except upon the occurrence of a Standstill Termination Event or (ii) commence or join with any other creditor of the Company in commencing any bankruptcy, insolvency, reorganization or similar proceeding against the Company. Any amounts recovered by reason of the foregoing collection or enforcement actions shall be subject to the provisions of Sections 9.1(b) and 9.2. For purposes of the foregoing, a "Standstill Termination Event" will be deemed to occur upon (1) commencement of a bankruptcy, insolvency, reorganization or similar proceeding by or against the Company (provided that such proceeding is not commenced by any Holder or joined in by any Holder as one of the creditors filing an involuntary petition or otherwise commencing such proceeding in contravention of the foregoing clauses
(ii) or Section 9.1(b) if such proceeding is instituted against the Company, a Standstill Termination Event shall be deemed to occur in respect thereof only if such proceeding has not been dismissed within 60 days of commencement thereof or if the Company acquiesces thereto) or (2) the acceleration of the maturity of any Senior Obligations.

     9.9. No Modifications Without Consent of Designated Holders. The Holders agree with and for the benefit of each holder of Senior Obligations that (i) no provision of this Section 9 may be amended or otherwise modified, (ii) no provisions of this Agreement or and Note may be modified if such modification would have the effect of (a) changing the date of any payment in respect of the Notes or the Debt to an earlier date than that in effect prior to such modification, (b) increasing the rate of interest payable on the Notes or the Debt or increasing the frequency of the compounding thereof, (c) increasing the Exchange Ratio except as set forth in Section 14.3 as in effect on the date hereof, (d) modifying Section 14.3, or (e) changing the Conversion Price except as set forth in Section 13.4 as in effect on the date hereof, and (iii) no other provision of this Agreement may be amended or otherwise modified in any manner that is adverse to the holders of the Senior Obligations (as determined by such holders), without (in each case) the prior written consent of all Designated Holders of Senior Obligations.

     9.10. Obligations Unimpaired. Nothing contained in this Section 9 shall affect the rights of the Holders under Section 14.1 of this Agreement to exchange the Notes for a portion of the outstanding capital stock of HMS or is intended to or shall impair as between the Company, its creditors other than the holders of Senior Obligations and the Holders, the obligation of the Company, which shall be absolute and unconditional, to pay to the Holders the principal of and interest on the Notes, as and when the same will become due and payable in accordance with the terms thereof, or to affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Obligations, nor shall anything herein or therein prevent the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights, if any, under this Section 9 of the holders of Senior Obligations in respect of any required notice of the exercise of any such remedy or cash, property, or securities of the Company received upon the exercise of any such remedy.

     9.11. Legending. The faces of the Notes and any other documents or instruments that may evidence the Debt, shall be permanently marked with a legend indicating that each instrument is subject to this Section 9.

     9.12. No Lien or Guaranty. The Note and the Debt shall at no time during the term of this Agreement be guaranteed as to payment or collection by any Subsidiary of the Company or secured by any Lien on the assets of the Company or any Subsidiary, except as expressly permitted by Section 14.4 of this Agreement.

     10. SUBSTITUTION OF NOTES. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of any Note, and of indemnity satisfactory to it (which, in the case of any original purchaser of the Notes, shall be a contractual obligation of such purchaser) and upon surrender, at the office or agency maintained in accordance with Section 8, and cancellation of any Note, if mutilated, the Company will execute and deliver a new Note of like tenor, in lieu of such Note, dated the most recent date to which interest on such Note shall have been paid.

     11. EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur and be continuing:

         (a) default shall be made in the payment of principal of any of the Notes when and as the same shall become due and payable, either at maturity or by acceleration or otherwise;

         (b) default shall be made in the payment of interest on the Notes when the same becomes due and payable and the default continues for a period of 30 days;

         (c) default shall be made in the due performance or observance of any other material covenant, agreement, or provision herein to be performed or observed by the Company or a material breach shall exist in any representation or warranty herein contained, and such default or material breach shall have continued for a period of 30 days after written notice thereof to the Company from any Holder or Holders of Notes aggregating not less than 66-2/3% of the aggregate principal amount of the Notes then outstanding; provided, however, that if any such default or material breach shall be such that it is susceptible of cure, but cannot be cured or corrected within such 30-day period, such period shall be extended for such additional period of time (not exceeding 30 additional days) as shall be necessary to effect such cure or correction if curative or corrective action is instituted within said 30-day period and thereafter diligently pursued;

         (d) the Company or any Material Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of the Company or such Material Subsidiary or any of their respective assets,
         (ii) make a general assignment for the benefit of creditors, (iii) be adjudicated a bankrupt or insolvent or (iv) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, moratorium, dissolution, liquidation, or debtor relief law, or any chapter of any such law, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or chapter, or corporate action shall be taken by the Company or any Material Subsidiary for the purpose of effecting any of the foregoing; or an order, judgment, or decree shall be entered, without the application, approval, or consent of the Company or a Material Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or such Material Subsidiary, as applicable, of all or a substantial part of the assets of the Company or such Material Subsidiary; and provided that such order, judgment, or decree remains in effect for more than 60 days, whether or not consecutive; or

         (e) a Senior Obligations Default shall have occurred and the Senior Obligations shall have been declared immediately due and payable.

then and in each and every such case the Holders of Notes aggregating not less than 66-2/3% of the aggregate principal amount of the Notes then outstanding may by notice in writing to the Company declare the unpaid principal of the Notes together with accrued interest thereon to be forthwith due and payable and thereupon such principal and interest shall be due and payable without presentment, protest, or further demand or notice of any kind, all of which are hereby expressly waived.

     This Section 11, however, is subject to the condition that, if at any time after the principal of the Notes shall have become so due and payable, and before any judgment or decree for the payment of the moneys so due, or any part thereof, shall be entered and if all arrears of interest upon the Notes and all other sums payable under the Notes (except the principal on the Notes which solely by reason of such declaration shall have become payable) shall have been duly paid, then and in every such case the Holders of Notes aggregating not less than 66-2/3% of the aggregate principal amount of the Notes then outstanding may, by written notice to the Company, either temporarily suspend or permanently rescind and annul such declaration and its consequences; but no such suspension or rescission and annulment shall extend to or affect any prior, concurrent, or subsequent default or Event of Default (other than the ones identified by the Holders declaring them due as the ones upon which such declaration was based) or impair any right consequent thereon.

     Notwithstanding anything to the contrary herein, if default shall be made in the payment of any principal of, or interest on, any Note when and as the same shall become due and payable, at maturity (but not merely by virtue of an acceleration pursuant to the foregoing provisions of this Section 11), the Holder of such Note may by notice in writing to the Company declare the unpaid principal of such Note, with accrued interest, to be forthwith due and payable and thereupon such principal and interest shall be due and payable without presentment, protest, or further demand or notice of any kind, all of which are hereby expressly waived.

     If any Holder of a Note shall demand payment thereof or take any other action (of which the Company has actual knowledge) in respect of an Event of Default, the Company will forthwith give written notice thereof, specifying such action and the nature of such event, to each holder of record of the Notes then outstanding. The Company will also give prompt written notice to each holder of record of the Notes at the time outstanding of any written notice of suspension, rescission, or annulment given to it as aforesaid.

     The Company covenants that, if an Event of Default occurs, it will pay to the Holder thereof such further amount as shall be reasonably sufficient to cover the reasonable cost and expense of collection, including, without limitation, court costs and reasonable compensation to not more than one attorney or counsel of the Holder for all services rendered in that connection.

     No course of dealing between the Company and any Holder of a Note or any delay on the part of the Holder of a Note in exercising any rights thereunder or hereunder shall operate as a waiver of any rights of any such Holder.

     12. REGISTRATION RIGHTS.

     12.1. Required Registration. Within 60 days following receipt of written notice from the Holders of the Notes of the conversion of at least 50% in aggregate principal amount of the Notes to Common Stock (the "Initiating Holders") and requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Conversion Shares and specifying the intended method of disposition thereof, the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of the Conversion Shares that the Company has been requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request all to the extent requisite to permit the disposition (in accordance with the intended methods of disposition) of the Conversion Shares; provided, however, that the provisions of this Section 12.1 shall not require the Company to effect any registration within 180 days following any underwritten public offering if so restricted by the underwriters of such offering; and, provided, further, that if the Company is engaged in negotiations in respect of a merger, acquisition, combination or other business opportunity and in the good faith judgment of the Board of Directors of the Company such transaction or opportunity would be adversely affected by such registration, the Company shall be entitled to postpone the filing of such registration statement until such transaction would not be adversely affected by such filing but, in any event, for a period not to exceed 90 days.

     12.2.  Incidental  Registration.  Notwithstanding the provisions of Section
12.1 of this Agreement, if the Company at any time proposes to register any of its Common Stock under the Securities Act (on a form appropriate for the registration of the Conversion Shares for public offering by the holders thereof other than a registration on Form S-8, or any successor or similar forms or a shelf registration under Rule 415 for the sole purpose of registering shares to be issued in connection with the acquisition of stock or assets of another person) and there is then not an effective registration statement covering the Conversion Shares (assuming for purposes of this Section 12.2 that all of the Notes are to be converted), it will each such time give written notice to the Holders of the Notes and any holders of Conversion Shares (the Holders of the Notes and/or Conversion Shares are sometimes referred to herein as the "Eligible Holders") of its intention to do so and, upon written request from Eligible Holders given within 30 days after receipt of any such notice (which request shall state the intended method of disposition of such securities by such Eligible Holder), the Company will use its commercially reasonable efforts to cause all or any (but not less than 1,000 shares if less than all) Conversion Shares held by such Eligible Holder or which such Eligible Holder is then entitled to acquire pursuant to conversion of a Note to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid by such Eligible Holder); provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of such other securities originally proposed to be registered; provided, further, that if there is an effective registration statement covering the Conversion Shares, the Conversion Shares proposed to be registered pursuant to this Section 12.2 shall be withdrawn from such registration statement. If an offering pursuant to this
Section 12.2 is to be made through underwriters, the managing underwriter may, if in its reasonable opinion marketing factors so require, limit (pro rata according to the market value of securities proposed to be registered by each) the number of (or eliminate entirely from the offering all of the) securities which Eligible Holders may register pursuant to this Section 12.2.

     12.3. Registration Procedures. If and whenever the Company is required by the provisions of Section 12.1 or 12.2 to use its commercially reasonable efforts to effect the registration of any of its securities under the Securities Act, the Company will, as promptly as possible:

         (a) prepare and file with the SEC a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become effective and, in the case of the registration statement required by Section 12.1, remain effective for a period of at least 12 consecutive calendar months following the date on which such registration statement is declared effective (or such shorter period that terminates on the date all of the securities covered by the registration statement have been sold or withdrawn;

         (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the requirements of the Securities Act and the rules and regulations promulgated by the SEC thereunder relating to the sale or other disposition of the securities covered by such registration statement;

         (c) furnish to each Eligible Holder selling securities in such offering such numbers of copies of a prospectus, including a preliminary prospectus, complying with the requirements of the Securities Act, and such other documents as such Eligible Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Eligible Holder; and

         (d) use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such states as each Eligible Holder selling securities in such offering shall request, and do any and all such other acts and things as may be necessary or advisable to enable such Eligible Holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by you; provided, however, that the Company shall not be obligated to register or qualify such securities in any jurisdiction in which such registration or qualification would require the Company to qualify as a foreign corporation or file any general consent to service of process where it is not then so qualified or has not theretofore so consented; provided further, however, the Company shall not be obligated to register or qualify such securities in any jurisdiction (other than a jurisdiction in which a Purchaser is a resident on the Closing Date) in which, in the reasonable opinion of the Company, the expense (both legal and filing fees) and the registration requirements or restrictions imposed by such jurisdiction outweigh the benefits to be received by the holder by qualifying the issuance or resale of securities in such jurisdiction or in which the expense incurred by the Company to register such shares would be unreasonable.

     12.4.  Expenses;  Conditions  Precedent.  Except as provided  below in this
Section 12.4, all expenses incurred by the Company in connection with action taken by the Company to comply with this Section 12, including, without limitation, all registration and filing fees, printing expenses, accounting fees, fees and disbursements of counsel and other experts, premiums for liability insurance obtained in connection with a registration statement filed to effect such compliance, the expenses (including counsel fees) of complying with securities or blue sky laws, shall be paid by the Company; provided, however, that all such expenses in connection with any amendment or supplement to any registration statement filed by the Company hereunder or the related prospectus which is required to be filed more than nine months after the effective date of such registration statement because any seller or sellers of securities of the Company covered thereby or any underwriter of such securities has not effected the disposition of the securities required to be registered shall be paid by such seller or sellers pro rata, in the case of two or more such sellers, in accordance with the respective market values of such securities. The Company shall not be obligated in any way in connection with any registration pursuant to this Section 12 for any underwriting discounts or commissions payable by any Eligible Holder to any underwriter of securities to be sold by such Eligible Holder or the fees and disbursements of any counsel retained by any Eligible Holder. It shall be a condition precedent to the obligation of the Company to take any action under Section 12.1 or 12.2 that the Company shall receive an undertaking satisfactory to it from each Eligible Holder of securities registered or to be registered as herein provided to pay all expenses required to be borne by such Eligible Holder and to furnish or cause to be furnished to the Company specifically for use in the preparation of the registration statement and prospectus written information concerning the securities held by such Eligible Holder and also concerning any underwriter of such securities and the intended method of disposition thereof as the Company shall reasonably request and as may be required in connection with the action to be taken by the Company hereunder.

     12.5. Company Indemnification. In the event of any registration of any securities under the Securities Act pursuant to this Section 12, the Company will indemnify and hold harmless each offering Eligible Holder, each underwriter of such securities and each other Person, if any, who controls such Eligible Holder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which such Eligible Holder, such underwriter or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or statement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Eligible Holder, such underwriter and each such controlling Person for any reasonable legal and any other expenses reasonably incurred by such Eligible Holder, such underwriter, or such controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Eligible Holder or such underwriter specifically for use in the preparation thereof and, provided further that the Company shall not be liable to any Eligible Holder or Person who participates as an underwriter, in the offering or sale of Conversion Shares or to any other Person, if any, who controls such Eligible Holder or underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Conversion Shares to such Person if such statement or omission was corrected in such final prospectus.

     12.6. Your Indemnification. In the event of any registration of any securities under the Securities Act pursuant to this Section 12, such Eligible Holder will (or will furnish the written undertaking of such other Person or Persons as shall be acceptable to the Company to) indemnify and hold harmless the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which the Company or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Eligible Holder or any underwriter of such Eligible Holder's securities specifically for use in the preparation thereof, and such Eligible Holder will (or will furnish the written undertaking of such other Person or Persons as shall be acceptable to the Company to) reimburse the Company and each such controlling Person for any legal and any other expenses reasonably incurred by the Company or such controlling Person in connection with investigation or defending any such loss, claim, damage, liability, or action.

     12.7. Conduct of Litigation; Procedure. If an action is brought against any Person entitled to indemnification under Section 12.5 or 12.6 above (the "Indemnitee"), the Indemnitee shall promptly notify the Person or Persons obligated to indemnify the Indemnitee (whether one or more, the "Indemnitor") of such action and the Indemnitor shall assume the defense of such action, including the employment of counsel, reasonably satisfactory to Indemnitee, and the payment of all court costs and other expenses. The Indemnitee shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the Indemnitee's expense unless the Indemnitor shall not have employed counsel to have charge of the defense of such action or the Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Indemnitor (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of Indemnitee), in any of which events such fees and expenses shall be borne by the Indemnitor; provided, that the Indemnitor shall only be required to pay the fees and expenses of one counsel employed by all the Indemnitees in any single action.. Notwithstanding anything to the contrary in this Section 12.7, the Indemnitor shall not be liable for any settlement of any claim or action effected without its written consent. The Company covenants and agrees that it will not settle any action against it involving possible claims against an Indemnitee without also using its commercially reasonable efforts to settle the action against such Indemnitee.

     12.8. Termination of Restrictions. The restrictions imposed by Section 5 of this Agreement upon the transferability of the Notes and the Conversion Shares and the rights granted pursuant to Sections 12.1 and 12.2, shall cease and terminate as to any particular Note or Conversion Share (i) when such Note or such Conversion Shares shall have been effectively registered under the Securities Act and disposed of by the holder thereof in accordance with the method of disposition described in the registration statement, (ii) when opinions of counsel shall have been given pursuant to Section 12.11 of this Agreement to the effect that the legend set forth in Section 12.12 hereof is not required, (iii) when such Conversion Shares shall have been distributed pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iv) when all of the Conversion Shares, which have not been previously sold pursuant to a registration statement, are eligible for sale as an entirety within a three-month period under Rule 144 and the Eligible Holder has been afforded an opportunity for inclusion of such shares in a registration statement pursuant to
Section 12.2. Whenever the restrictions imposed by this Section 5 shall terminate, as hereinabove provided, the Holder of any Note or Conversion Shares as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense, a new Note or stock certificate not bearing the restrictive legend set forth in Section 12.12 and not containing any other reference to the restrictions imposed by Section 12.11.

     12.9. Transfer of Your Rights. Your rights under this Section 12 shall inure to the benefit of all Persons who shall at any time be the Holders of Notes originally purchased by you hereunder, pro rata in accordance with their respective interests, and each such Holder, by such Holder's acceptance of such Note, as the case may be, agrees to be and shall be deemed to be bound by all of your covenants set forth in Section 5 of this Agreement and this Section 12, to the extent that such representations are applicable to such Holder's Notes.

     12.10. Discontinuance of Use of Prospectus. If at any time during the period that a holder of Conversion Shares an event (an "Event") occurs that causes a prospectus to contain an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, the Company shall (i) give such holder a notice (the "No-Sell Notice") that an Event has occurred, (ii) promptly (or, if in the reasonable judgment of the Company disclosure of the event would be detrimental to the Company, promptly after the date that disclosure of the Event would not be detrimental to the Company) use its commercially reasonable efforts to cause the registration statement not to contain an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and (iii) the each holder of Conversion Shares a notice (the "Sell Notice") when the registration statement does not contain an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. No holder of Conversion Shares shall sell and Conversion Shares pursuant to the registration statement after it has received a No-Sell Notice until it has received a subsequent Sell Notice.

     12.11. Further Limitations on Disposition. Without in any way limiting the representations set forth in Section 5, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 12.11 provided and to the extent this Section and such agreement are then applicable, and:

         (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

         (b) (i) Such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act.

     12.12. Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

         "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

         "Transfer of these securities is restricted by the terms of a Note Purchase Agreement dated June 30, 2000, between the Company and the original purchasers of these securities."

     13. CONVERSION OF NOTES

     13.1. Conversion Privilege and Conversion Price. Subject to and upon compliance with the provisions of this Section, at the option of the Holder of a Note, any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted, at any time on or prior to the close of business on June 30, 2003 (except that, in case the Company defaults on the payment of any Note on its maturity date, such right to convert shall terminate as to such Note at the close of business on the date it is paid in full with all accrued interest) at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Company shall pay any accrued but unpaid interest through the Interest Payment Date immediately preceding the Conversion Date upon conversion of any Note.

     The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $7.50; provided, however, that the Conversion Price shall be adjusted in certain instances as provided in Section 13.4.

     13.2. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Note to be converted shall surrender such Note, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 8, accompanied by a duly signed conversion notice substantially in the form set forth on the Note to the Company at such office or agency that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. No payment or adjustment shall be made upon any conversion on account of any interest accrued on the Notes surrendered for conversion after such surrender or on account of any dividends on the Common Stock issued upon conversion.

     Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 13.3 and payment of interest accrued on the Note or portion thereof converted from the last Interest Payment Date to the effective date of conversion.

     In the case of any Note that is converted in part only, upon such conversion the Company shall execute and the Company shall deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Note.

     13.3. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as deemed by the Board of Directors of the Company or in any manner prescribed by the Board of Directors of the Company) at the close of business on the day of conversion.

     13.4. Conversion Price Adjustments. (a) The Conversion Price shall be subject to adjustment from time to time as follows:

                  (ii) Stock Dividends. In case the Company shall, at any time after the Closing Date, pay or make an extraordinary dividend or other distribution payable in shares of Common Stock on any class of capital stock of the Company, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced (calculated to the nearest cent) by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (ii) Rights Offering. In case the Company shall, at any time after the Closing Date, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced (calculated to the nearest cent) by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that if such rights or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted until such triggering events occur. For the purposes of this Section 13.4(a)(ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. If any such rights or warrants shall expire without having been exercised, the Conversion Price shall thereupon be readjusted to eliminate the amount of its adjustment due to their issuance.

                  (iii) Stock Splits, Etc. In case outstanding shares of Common Stock shall, at any time after the Closing Date, be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced (calculated to the nearest cent), and, conversely, in case outstanding shares of Common Stock shall each be combined (calculated to the nearest cent) into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (iv) Distributions. In case the Company shall, at any time after the Closing Date, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its Indebtedness or assets or shares of capital stock other than Common Stock (excluding any dividend or distribution paid in cash out of the retained earnings of the Company or any dividend or distribution referred above), the Conversion Price shall be adjusted (calculated to the nearest cent) so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination less the then fair market value of the portion of the assets or evidences of Indebtedness so distributed applicable to one share of Common Stock (as determined in good faith by the Board of Directors of the Company) and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                  (v) Reclassifications. The reclassification of Common Stock into securities other than Common Stock shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of
         Section 13.4(a)(iv)) and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of
         Section 13.4(a)(iii)).

                  (vi) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 13.4(a) shall be made to the nearest $.05 or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13.4 to the contrary notwithstanding, no adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than one percent, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent or more.

                  (vii) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this
         Section 13.4(a) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder of any Note converted after such record date and before the occurrence of such event the additional shares of Common Stock or other property issuable or deliverable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such conversion before giving effect to such adjustment; provided, however, that the Company upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

     (b) Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in Section 13.4, the Company shall forthwith file, at the office of any transfer agent for the Notes and at the principal office of the Company a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder of the Notes at its address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 13.4(c).

     (c) Notice to Holders. In the event the Company shall propose to take any action of the type described in clause (ii), (iv) or (v) of Section 13.4(a), the Company shall give notice to each Holder of the Notes, in the manner set forth in Section 13.4(b), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Notes. In the case of any action which would require the fixing of a record date, such notice shall be given at least 5 Business Days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 Business Days prior to the taking of such proposed action.

     (d) Treasury Stock. For the purposes of this Section 13.4, the sale or other disposition of any Common Stock of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

     (e) Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company or other securities or property upon conversion of any
Notes: provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the Holder of the Notes in respect of which such shares are being issued.

     (f) Reservation of Shares. The Company shall reserve at all times so long as any Notes remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the Notes, sufficient shares of Common Stock to provide for the conversion of all outstanding Notes and set aside and keep available any other property deliverable upon conversion of all outstanding Notes.

     (g) Approvals. If any shares of Common Stock or other securities to be reserved for the purpose of conversion of the Notes require registration with or approval of any governmental authority under any Federal or state law before such shares or other securities may be validly issued or delivered upon conversion, then the Company and the Holders of the Notes will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

     (h) Valid Issuance. All shares of Common Stock or other securities which may be issued upon conversion of the Notes will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result (including, without limitation, any action which would cause the Conversion Price to be less than the par value, if any, of the Common Stock).

     14. EXCHANGE RIGHT. The Notes shall be subject to exchange in accordance with the following provisions:

     14.1. Exchange Privilege. Subject to and upon compliance with the provisions of this Section, at the option of the Holders of the Notes, all of the Notes (or any portion of the principal amount of the Notes as hereinafter provided) may be exchanged, at any time on or prior to the close of business on June 30, 2003 (except that, in case the Company defaults on the payment of any Note on its maturity date, such right to exchange shall terminate as to such Note at the close of business on the date it is paid in full with all accrued interest) into 19.99% of the outstanding capital stock of HMS (the "Exchange Ratio"). The Company shall pay any accrued but unpaid interest through the Interest Payment Date immediately preceding the effective date of the exchange of the Notes. If less than all of the Notes are to be exchanged, the Holders of the Notes shall exchange Notes representing an aggregate principal amount exchangeable into at least 10% of the outstanding capital stock of HMS and the percentage of the capital stock of HMS to be delivered to the Holders of the Notes shall be proportionately reduced.

     14.2. Exercise of Exchange Privilege. In order to exercise the exchange privilege, the Holders of the Notes to be exchanged shall surrender such Notes, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 8, accompanied by a duly signed exchange notice substantially in the form set forth on the Note to the Company at such office or agency that the Holder elects to exchange such Note or, if less than the entire principal amount thereof is to be exchanged, the portion thereof to be exchanged. No payment or adjustment shall be made upon any exchange on account of any interest accrued on the Notes surrendered for exchange after such surrender.

     Notes shall be deemed to have been exchanged immediately prior to the close of business on the day of surrender of such Notes for exchange in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease. As promptly as practicable on or after the exchange date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of HMS issuable upon exchange and payment of interest accrued on the Note or portion thereof converted from the last Interest Payment Date to the effective date of exchange.

     14.3. Adjustment of Exchange Ratio. If HMS issues shares of capital stock, warrants, options, or other rights to purchase capital stock of HMS, or securities convertible or exchangeable for capital stock of HMS with a purchase, conversion, or exercise price that represents an aggregate valuation of all of the outstanding capital stock of HMS, on a fully-diluted basis, of greater than $13,266,331, the Exchange Ratio shall be reduced proportionately. If HMS issues shares of capital stock, warrants, options, or other rights to purchase capital stock, or securities convertible or exchangeable for capital stock of HMS with a purchase, conversion, or exercise price that represents an aggregate valuation for all of the outstanding capital stock of HMS, on a fully-diluted basis, of less than $13,266,331, the Exchange Ratio shall be determined using the following formula:

                         A x B + A x C = Exchange Ratio

Where:   A =     The current Exchange Ratio.
         B =     The consideration to be received for the capital stock of
                 HMS to be issued divided by the aggregate valuation for all of the outstanding capital stock of HMS.
         C =     The consideration to be received for the capital stock of HMS to be issued divided by $13,266,331.

     14.4. Security. The Company shall grant the Holders of the Notes a security interest in the number of shares of capital stock of HMS equal to the total number of shares of capital stock of HMS outstanding multiplied by the Exchange Ratio to secure the Holders' exchange right.

     15. DEFINITIONS.

     "Affiliates" of any Person means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Applicable Law" shall have the meaning given such term in Section 7.4.

     "Bank" shall have the meaning given such term in Section 9.4

     "Business Day" means any day that the New York Stock Exchange is open for trading.

     "Closing" shall have the meaning given such term in Section 3.

     "Closing Date" shall have the meaning given such term in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the Company's presently authorized Common Stock, $0.01 par value per share.

     "Company" means GP Strategies Corporation, a Delaware corporation.

     "Conversion Shares" shall mean shares of Common Stock issuable or issued on conversion of the Notes.

     "Current Market Price" means, as of any date, the average for the 5 consecutive Trading Days prior to such date, of the Market Price on such Trading Days.

     "Debt" shall have the meaning given such term in Section 9.5.

     "Designated Holder of Senior Obligations" shall have the meaning given such term in Section 9.6.

     "Eligible Holder" shall have the meaning given such term in Section 12.2.

     "Employee Benefit Plan" means an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored, or contributed to by the Company, any of its Material Subsidiaries, or any ERISA Affiliate.

     "Environmental Law" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

     "Event" shall have the meaning given such term in Section 12.10.

     "Event of Default" shall have the meaning given such term in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Ratio" shall have the meaning given such term in Section 14.1.

     "FDA" means the U.S. Food and Drug Administration. ---

     "Form 10-K" means the  Company's  Annual  Report  Pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1999.

     "Form 10-Q" means the Company's Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal quarter ended March 31, 2000.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

     (a)  to  purchase   such   indebtedness   or  obligation  or  any  property
constituting security therefor;

     (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

     (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "HMS"  means  Hydro  Med  Sciences,   Inc.,  a  Delaware   corporation  and
wholly-owned subsidiary of the Company.

     "HMS division" means the Hydro Med Sciences division of the Company.

     "Holder" or "Holders" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 8.

     "Indebtedness" means, with respect to any Person means, at any time, without duplication,

     (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c) all liabilities appearing on its balance sheet in accordance with generally accepted accounting principles for leases with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

     (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

     (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

     "Interest Payment Date" means the date an installment of interest becomes due and payable on the Notes in accordance with Section 1.

     "IT group" means the Information Technology group or business segment of the Company.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Market Price" for any day means (i) if the Common Stock is listed or admitted for trading on any national securities exchange registered under
Section 6 of the Exchange Act the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principal national securities exchange on which such class of stock is listed, or (ii) if not listed or traded as described in clause (i), the last reported sale price of Common Stock on the Nasdaq National Market tier of the Nasdaq Stock Market, if so quoted, (iii) if not quoted as described in clause (ii), the average of the bid and asked price on the Nasdaq Smallcap Market tier of the Nasdaq Stock Market or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (iv) if not quoted as described in clause (iii), the mean between the high bid and low asked quotations for Common Stock as reported by the OTC Bulletin Board Service or National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least five of the ten preceding days. If the Market Price cannot be determined under any of the foregoing methods, Market Price means the fair value per share of Common Stock on such date determined by the Board of Directors of the Company in good faith, irrespective of any accounting treatment.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Material Subsidiaries (as such business is presently conducted and as it is proposed to be conducted) taken as a whole.

     "Material Adverse Change" means any single circumstance or event (or series of circumstances or events) having a material adverse effect on the assets, properties, financial condition or business operations of the Company and the Material Subsidiaries (as such business is presently conducted and as it is proposed to be conducted) taken as a whole.

     "Materials  of   Environmental   Concern"  means   chemicals,   pollutants,
contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products.

     "Multiemployer   Plan"  means  any   Employee   Benefit   Plan  that  is  a
"multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "Nasdaq Stock Market" means The Nasdaq Stock Market, Inc.

     "No-Sell Notice" shall have the meaning given such term in Section 12.10.

     "Notes" shall have the meaning given such term in Section 1.

     "Person" means and include an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, a government or any department or agency thereof, and any other entity.

     "Restricted Note" means any Note bearing the restrictive legend set forth in Section 12.12.

     "SEC" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "SEC Filings" shall have the meaning given such term in Section 4.4.

     "Securities" shall have the meaning given such term in Section 5.3.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

     "Sell Notice" shall have the meaning given such term in Section 12.10.

     "Senior Credit Agreement" shall have the meaning given such term in Section 9.4.

     "Senior Obligations" shall have the meaning given such term in Section 9.4.

     "Senior Obligations Default" means a default in payment of the principal of or sinking fund installments, if any, due with respect to, fees in respect of or interest on, any Senior Obligations, or any default, or any event which, with notice or lapse of time or both, would constitute a default, in any other agreement, term or condition contained in any agreement under which any Senior Obligations is issued.

     "Subsidiaries" means any Person of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock of such Person.

     "Trading Day" means a day on which the New York Stock Exchange is open for trading.

     16. WAIVERS; MODIFICATIONS OF AGREEMENT. Any provision in this Agreement to the contrary notwithstanding (except for Section 9.9, which shall control as to the matters covered thereby), changes in or additions to this Agreement may be made, and compliance with any covenant or condition herein set forth may be omitted, if the Company (a) shall obtain from the holders of record of Notes aggregating not less than 66-2/3% of the aggregate principal amount of the Notes at the time outstanding their consent thereto in writing and (b) shall deliver copies of such consent in writing to any such Holders of record who did not execute the same; provided, however, that without the consent in writing of the Holder of each Note affected thereby, no such consent shall be effective to reduce the principal of or rate of interest payable on, or to postpone any date fixed for the payment of principal of or any installment of interest on, any Note, to increase the percentage specified in Section 11 of the principal amount of the Notes the Holders of which may, in accordance with the provisions of such
Section 11, accelerate the maturity of the Notes upon an Event of Default or to reduce the percentage of the principal amount of the Notes the consent of the Holders of which shall be required under this Section 16.

     17. SURVIVAL OF COVENANTS, ETC. All representations and warranties made herein and in the Notes and in any certificate delivered pursuant hereto shall survive any investigation made by you and the execution and delivery to you of the Notes to be purchased by you and your payment therefor for a period of three years from the Closing Date.

     18. BROKERS; ISSUANCE TAXES. The Company will hold you free and harmless from any (a) claim, demand, liability for, or expense in connection with, any brokers' or finders' fees or commissions claimed by any Person asserted to be acting on behalf of the Company in connection with this Agreement or the transactions contemplated herein and (b) taxes, if any, payable upon, or on account of, issuance of the Notes or the Common Stock. Each Purchaser will hold the Company free and harmless from any claim, demand, liability for, or expense in connection with, any brokers' or finders' fees or commissions claimed by any Person asserted to be acting on behalf of such Purchaser in connection with this Agreement or the transactions contemplated herein.

     19. GOVERNING LAW. This Agreement and the Notes are being delivered in New York and shall be governed by and construed according to the laws of the State of New York without consideration of its conflict of law provisions.

     20. NOTICES. Any notice, consent, request, or other communication required or permitted hereunder shall be in writing and shall be deemed given when either
(a) personally delivered to the intended recipient, (b) sent by certified or registered mail, return-receipt requested, or (c) sent by telegraph, telex, or facsimile and confirmed by letter, addressed to the intended recipient as follows:

if to the Company, to:

                                   GP Strategies Corporation
                                   9 West 57th Street
                                   New York, New York 10019
                                   Facsimile number 212-230-9545

; if to any of you, to the address given for such of you on Schedule 1 hereto; and if to any other Holder of a Note to the address of such Holder given to the Company in accordance with Section 8. Any Person (other than the Company) may change the address to which notice is to be sent pursuant to the preceding sentence by giving notice of such new address to the Company in accordance with this Section 20. The Company may change the address to which notice is to be sent hereunder by giving notice of such change, in accordance with this Section 20, to each Person against whom such change shall be effective. Any notice mailed as aforesaid shall, unless otherwise provided herein, be deemed given on the fifth day after deposited in the Unites States mail in accordance with the first sentence of this Section 20.

     21. TRANSACTION EXPENSES. The Company will pay (a) all reasonable costs and expenses (including reasonable attorneys' fees and disbursements of not more than one special counsel for the Holders of the Notes) incurred by you or any Holder of a Note in connection the negotiation of this Agreement in an amount not to exceed $20,000 and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), (b) the reasonable costs and expenses incurred in enforcing, defending or declaring (or determining whether or how to enforce, defend, or declare) any rights or remedies under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Holder of any Note, and (c) the reasonable costs and expenses, including consultants' and advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes.

     22. PARTIES IN INTEREST. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. The provisions of Section 9 shall inure to the benefit of the holders from time-to-time of the Senior Obligations.

     23. BUSINESS DAYS. Should any installment of the principal of or interest on any Note become due and payable upon a day other than a day on which national banks located in New York, are open for the conduct of banking business, the maturity thereof shall be extended to the next succeeding day upon which such banks are open for the conduct of banking business and, in the case of an installment of principal, interest shall be payable thereon at the rate per annum specified in such Note during such extension.

     24. HEADINGS. The headings of the various sections and subsections hereof have been inserted for convenience of reference only and shall not be deemed to in any way modify any of the terms or provisions hereof.

     25. COUNTERPARTS. This Agreement may be signed by each party hereto upon a separate copy, in which event all of said copies shall constitute a single counterpart of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.



                         [Signatures on following page]

     If the foregoing is in accordance with your understanding, please sign the form of confirmation and acceptance on the enclosed counterpart of this Agreement and return the same to the Company, whereupon this Agreement shall be a binding agreement between you and the Company.

                                                  Very truly yours,

                                                  GP STRATEGIES CORPORATION


                                                  By:__________________________
                                                     President


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written

CORPORATE OPPORTUNITIES FUND, L.P.
CORPORATE OPPORTUNITIES FUND
         (INSTITUTIONAL), L.P.

By: SMM Corporate Management, L.L.C., general partner


By____________________________
     James C. Gale, Manager